                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                               AMENDMENT NO. 1 TO
                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of report (Date of earliest event reported): February 10, 2003


                     INDUSTRIES INTERNATIONAL, INCORPORATED
               (Exact name of registrant as specified in Charter)

             Nevada                     000-32053                    87-0522115
(State or other jurisdiction of   (Commission File No.)  (IRS Employee Identification No.)
 incorporation or organization)

                    4/F., Wondial Building, Keji South 6 Road
                Shenzhen High-Tech Industrial Park, Shennan Road
                                 Shenzhen, China
                    (Address of Principal Executive Offices)

                               011-86-755-26983856
                            (Issuer Telephone number)

-------------------------------------------------------------------------------
Forward Looking Statements

      This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the "Filings") contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant's management as well as estimates and assumptions made by Registrant's management. When used in the filings the words "anticipate", "believe", "estimate", "expect", "future", "intend", "plan" or the negative of these terms and similar expressions as they relate to Registrant or Registrant's management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant's industry, Registrant's operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

      Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results. The following discussion should be read in conjunction with Registrant's financial statements and the related notes that appear elsewhere in this report and Registrant's annual report on Form 10-KSB for the year ended December 31, 2002 as filed with the Securities and Exchange Commission.

Item 1. Changes in Control of Registrant.

         On February 12, 2003, the Registrant filed with the Commission a Current Report on Form 8-K (SEC File No. 000-32053) with respect to a change of control effected pursuant to an Amended and Restated Agreement and Plan of Share Exchange, dated as of February 10, 2003, by and among Broad Faith Limited, a British Virgin Islands company ("Broad Faith"), Industries International, Incorporated, a Nevada corporation ("INDI"), Dr. Kit Tsui, the sole stockholder of Broad Faith, and certain stockholders of INDI. This Amendment No. 1 to that Form 8-K is filed for the purpose of providing the audited financial statements of Broad Faith.

Item 7.    Financial Statement and Exhibits.

         Audited Financial Statements of Broad Faith Limited begin on page 3.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   INDUSTRIES INTERNATIONAL, INCORPORATED

                                   By: /S/ Weijiang Yu
                                      -----------------------------------

                                   Name:  Weijiang Yu

                                   Title: President

Dated: April 22, 2003

                          Combined Financial Statements
                               Broad Faith Limited
                     Years ended December 31, 2001 and 2002

Broad Faith Limited

Index to Combined Financial Statements
Years ended December 31, 2001 and 2002
------------------------------------------------------------------------------






Report of Independent Certified Public Accountants                        F1

Combined Statements of Operations                                         F2

Combined Balance Sheet                                                    F3

Combined Statements of Changes in Stockholders' Equity and                F4
     Comprehensive Income / Loss

Combined Statements of Cash Flows                                         F5

Notes to Combined Financial Statements                                 F6 - F31

Report of Independent Certified Public Accountants


To the Board of Directors and Stockholders of Broad Faith Limited
(A company incorporated in British Virgin Islands with limited liability)




We have audited the accompanying combined balance sheet of Broad Faith Limited and its affiliates (the "Group") as of December 31, 2002, and the related combined statements of operations, combined statements of changes in stockholders' equity and comprehensive income / loss and combined statements of cash flows for each of the two years in the year ended December 31, 2002. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Group as of December 31, 2002 and the results of their operations and their cash flows for each of the two years in the year ended December 31, 2002 in conformity with accounting principles generally accepted in the United States of America.







Moores Rowland
Chartered Accountants
Certified Public Accountants
Hong Kong

Date: April 16, 2003

Broad Faith Limited

Combined Statements of Operations
Years ended December 31, 2001 and 2002
------------------------------------------------------------------------------------------------------------------------
(amount in thousands, except share data)


                                                                                     Year ended December 31,
                                                                        ------------------------------------------------
                                                                               2001             2002        2002
                                                             Note               RMB              RMB        USD
Operating revenues
Net sales                                                     14            277,057          288,236        34,865
Rental income                                                                     -            8,160        987
                                                                        -------------    --------------    -------------

Total operating revenues                                                    277,057          296,396        35,852
                                                                        -------------    --------------    -------------

Operating expenses
Manufacturing and other costs of sales                                      190,010          211,106        25,535
Sales and marketing                                                          19,774           10,410        1,259
General and administrative                                                    9,447           11,768        1,423
Research and development                                                      8,438            8,025        971
Depreciation and amortization                                                 1,382           10,306        1,247
Other operating costs and expenses                                            2,906              662        80
                                                                        -------------    --------------    -------------

Total operating expenses                                                    231,957          252,277        30,515
                                                                        -------------    --------------    -------------

Operating income                                                             45,100           44,119        5,337
Interest expenses                                                           (12,274)         (10,072)       (1,218)
Other income, net                                                               351            1,569        190
                                                                        -------------    --------------    -------------

Income before income taxes and minority interest                             33,177           35,616        4,309
Provision for income taxes                                    13             (2,504)          (2,820)       (341)
                                                                        -------------    --------------    -------------

Income before minority interest                                              30,673           32,796        3,968
Minority interest in income of combined affiliates                          (13,079)         (12,346)       (1,493)
                                                                        -------------    --------------    -------------

Net income                                                                   17,594           20,450        2,475
                                                                        =============    ==============    =============


Earnings per share:
Basic weighted average number of common stocks                                    2                2            2
   outstanding
                                                                        =============    ==============    =============

Basic net income per common stock                                             8,797           10,225        1,238
                                                                        =============    ==============    =============


The accompanying notes are an integral part of these combined financial statements.

Broad Faith Limited

Combined Balance Sheet
As of December 31, 2002
-------------------------------------------------------------------------------
(amount in thousands, except share data)


                                                                                              As of December 31
                                                                                      ------------- ----- -------------
                                                                                             2002                2002
                                                                            Note              RMB                 USD
ASSETS
Current assets:
Cash and cash equivalents                                                                  59,619               7,212
Marketable securities                                                         5            12,603               1,524
Accounts receivable, net                                                      3            67,949               8,219
Due from related parties                                                     15            44,113               5,336
Due from director and employees                                              15               188                  23
Inventories                                                                   6            19,657               2,378
Prepaid expenses and other current assets                                                  18,393               2,225
Plant and equipment held for sales                                                         64,644               7,819
                                                                                      -------------       -------------

Total current assets                                                                      287,166              34,736

Property, plant and equipment, net                                            7            53,160               6,431
                                                                                      -------------       -------------

Total assets                                                                              340,326              41,167
                                                                                      =============       =============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Debts maturing within one year                                                9           115,025              13,913
Accounts payable - Trade                                                                   21,161               2,560
Due to related parties                                                       15               405                  49
Due to a director                                                            15               912                 110
Other payable                                                               2(b)           44,800               5,419
Tax payable                                                                  13             8,669               1,049
Accrued expenses and other accrued liabilities                                             13,029               1,576
                                                                                      -------------       -------------

Total current liabilities                                                                 204,001              24,676
                                                                                      -------------       -------------

Minority interests in combined affiliates                                                  62,496               7,560
                                                                                      -------------       -------------

Stockholders' equity:
Common stock and paid-in capital, one US dollar par value:
- 50,000 shares authorized
- 2 shares issued and outstanding                                                               -                   -
Additional paid-in capital                                                                  9,100               1,101
Dedicated reserves                                                                         15,457               1,870
Retained earnings                                                                          49,962               6,044
Accumulated other comprehensive loss                                                         (690)                (84)
                                                                                      -------------       -------------

Total stockholders' equity                                                                 73,829               8,931
                                                                                      -------------       -------------

Total liabilities and stockholders' equity                                                340,326              41,167
                                                                                      =============       =============


The accompanying notes are an integral part of these combined financial statements.


Broad Faith Limited

Combined Statements of Changes in Stockholders' Equity and Comprehensive Income / Loss
Years ended December 31, 2001 and 2002
-----------------------------------------------------------------------------------------------------------------------------------
(amount in thousands, except share data)


                                    Common stock
                                 -----------------                                    Accumulated
                                                                                         other
                                                     Additional                      comprehensive
                                 No of                paid-in   Dedicated  Retained        income
                                 shares    Amount     capital   reserves   earnings        (loss)         Total
                                 -------  --------  ----------  ---------  ---------  ------------  -------------------
                                             RMB         RMB        RMB        RMB            RMB        RMB      USD

Balance at January 1, 2001           2         -        9,100     7,710     70,860            394     88,064   10,651
                                                                                                    ---------  --------
Comprehensive income:
Net income                           -         -           -          -     17,594              -    17,594     2,128
Transfer to dedicated reserves       -         -           -      4,340     (4,340)             -         -         -
Other comprehensive loss
  Net unrealizable loss on           -         -           -          -          -           (771)     (771)      (93)
     marketable securities
                                                                                                    ---------  --------

Total comprehensive income                                                                           16,823     2,035
                                                                                                    ---------  --------

Dividend as a result of
  combination under common
  control                            -         -           -          -    (25,695)             -   (25,695)   (3,108)
                                 -------  --------  ----------  ---------  ---------  ------------  ---------  --------

Balance at December 31, 2001         2         -       9,100     12,050     58,419           (377)   79,192     9,578
                                                                                                    ---------  --------
Comprehensive income:
Net income                           -         -           -          -     20,450              -    20,450     2,475
Transfer to dedicated reserves       -         -           -      3,407     (3,407)             -         -         -
Other comprehensive loss
  Net unrealizable loss on           -         -           -          -          -           (313)     (313)      (38)
    marketable securities
                                                                                                    ---------  --------

Total comprehensive income                                                                           20,137     2,437
                                                                                                    ---------  --------

Dividend declared                    -         -           -          -    (25,500)             -   (25,500)   (3,084)
                                 -------  --------  ----------  ---------  ---------  ------------  ---------  --------

Balance at December 31, 2002         2         -       9,100     15,457     49,962           (690)   73,829     8,931
                                 =======  ========  ==========  =========  =========  ============  =========  ========


The accompanying notes are an integral part of these combined financial statements.

Broad Faith Limited

Combined Statements of Cash Flows
Years ended December 31, 2001 and 2002
-------------------------------------------------------------------------------
(amount in thousands)


                                                                                        Years ended December 31,
                                                                                  --------------------------------------
                                                                                      2001           2002         2002
                                                                          Note         RMB            RMB          USD
Cash flows from operating activities
Net income                                                                          17,594         20,450        2,475
Adjustments to reconcile net income to net cash provided by operating activities:
   Depreciation and amortization                                                    11,985         17,883        2,163
   Provision for doubtful accounts                                                   3,228            898          109
   Minority interest in net income of a combined affiliate                          13,079         12,346        1,493
   Loss on sales, disposal or impairment of long-lived assets, net                   4,181            281           34
Changes in assets and liabilities:
   Accounts receivable, net                                                          3,535        (12,969)      (1,569)
   Inventories, net                                                                 15,406         26,381        3,191
   Due from related parties                                                         27,229          3,438          416
   Due from directors and employees                                                (25,812)         1,459          176
   Prepaid expenses and other current assets                                        14,813        (12,189)      (1,473)
   Accounts payable                                                                  1,957         (1,166)        (141)
   Due to related parties                                                          (42,642)        (6,297)        (763)
   Due to a director                                                                     -            912          110
   Tax payable                                                                      (6,142)         1,662          201
   Accrued expenses and other accrued liabilities                                   (7,368)        (2,755)        (333)
                                                                                  ----------    -----------    ---------

   Net cash provided by operating activities                                        31,043         50,334        6,089
                                                                                  ----------    -----------    ---------

Cash flows from investing activities
   Payments for purchases of marketable securities                                    (954)             -            -
   Purchase of property, plant and equipment                                       (78,426)        (6,758)        (817)
   Proceeds on disposal of property, plant and equipment                                 -             66            8
                                                                                  ----------    -----------    ---------

   Net cash used in investing activities                                           (79,380)        (6,692)        (809)
                                                                                  ----------    -----------    ---------

Cash flows from financing activities
   Borrowings of short-term debts                                                  151,800              -            -
   Repayments of short-term debts                                                 (105,718)       (62,167)      (7,520)
   Dividends paid to minority interests                                               (500)             -            -
                                                                                  ----------    -----------    ---------

   Net cash provided by (used in) from financing                                    45,582        (62,167)      (7,520)
                                                                                  ----------    -----------    ---------

Net decrease in cash and cash equivalents                                           (2,755)       (18,525)      (2,240)
Cash and cash equivalents, beginning of fiscal year                                 80,899         78,144        9,452
                                                                                  ----------    -----------    ---------

Cash and cash equivalents, end of fiscal year                                       78,144         59,619        7,212
                                                                                  ==========    ===========    =========


Supplemental  disclosure  of cash flow  information
Cash paid during the fiscal year for:
   Income and other taxes                                                           18,440         25,849        3,127
   Interest                                                                         12,274         10,072        1,218
                                                                                  ==========    ===========    =========
Non-cash investing and financing activities
   Dividend declared without payment                                         17          -         25,500        3,084
   Dividends as a result of combination under common control                 17     25,695              -            -
   Acquisition of equity interest in an affiliate                            17     36,800              -            -
                                                                                  ==========    ===========    =========


The accompanying notes are an integral part of these combined financial statements

Broad Faith Limited

Notes to Combined Financial Statements
Years ended December 31, 2001 and 2002
-------------------------------------------------------------------------------
(amount in thousands)


1.       BASIS OF FINANCIAL STATEMENT PRESENTATION AND REORGANIZATION

         The Company was incorporated in the British Virgin Islands ("BVI") on January 3, 2001 as a limited liability company and was known as Broad Faith Limited. On the basis as set out in Note 10 below, as of December 31, 2002, the Company has authorized and outstanding common stock of 50,000 shares and 2 shares of United States one dollar par value each respectively. All outstanding common stock are issued to Mr. Tsui Kit. The Company has had no operation since its incorporation up to November 25, 2002 and is used as an investment holding company since then.

         Mr. Tsui Kit is the controlling stockholder and/or owner of the following companies:

         i) the Company;

         ii) Chao Ying (H.K.) Industrial Company ("CYHK");

         iii) Shenzhen Kexuntong Industrial Company Limited ("SKI") (see Note 2(a) below);

         iv) Shenzhen Wonderland Communication Science & Technology Company Limited ("Wondial") (see Note 2(b) below); and

         v) Wonderland Telecommunication Industrial (Hong Kong) Company Limited ("WTI") (see Note 2(b) below).

         The following combinations occurred during the year ended December 31, 2002:

         a)     Merger under common control

                Pursuant to the share exchange agreement entered into between the Company and Mr. Tsui Kit, trading as CYHK on November 25, 2002, the Company consummated a combination with SKI, by issue of one share of common stock of the Company, par value United States one dollar each, to the beneficial owner of SKI, Mr. Tsui Kit in exchange for all his beneficial interests in SKI ("the Share Exchange"). The Share Exchange was approved by Shenzhen Foreign Investment Bureau (the "Bureau") on December 23, 2002.

                CYHK, an unincorporated entity established in Hong Kong on April 25, 1993, was the entity named by Mr. Tsui Kit to register in the Bureau as the controlling joint venturer of SKI, a sino-foreign equity joint venture established in the People's Republic of China ("PRC") on March 29, 1994. Mr. Tsui Kit is the sole proprietor of CYHK since its establishment.

                Upon completion of the Share Exchange, the Company became the registered controlling joint venturer of SKI. The principal activities of SKI were an investment holding company of Wondial (see Note 2 (b) below) which contributed substantially income of the Group.

Broad Faith Limited

Notes to Combined Financial Statements
Years ended December 31, 2001 and 2002
-------------------------------------------------------------------------------
(amount in thousands)

1.       BASIS OF FINANCIAL STATEMENTS PRESENTATION AND REORGANIZATION
         (Continued)

         a) Merger under common control

                Consistent with the provisions of Accounting Principle Board ("APB") Opinion 16 "Business Combination", Statement of Financial Accounting Standards ("SFAS") No. 141 "Business Combination" states that transfers of net assets or exchanges of equity interests between entities under common control do not constitute business combinations. In general, business combinations exclude transfers and exchanges that do not include outsiders.

                Since the minority equity interest joint venturer of SKI is not party to the Share Exchange and the Company and SKI were beneficially owned by the same individual, Mr. Tsui Kit, immediately before and after the combination, the Share Exchange has been accounted for as a combination of entities under common control on a historical cost basis in a manner similar to a pooling of interests. Accordingly, it is not a purchase event and should be accounted for based on existing carrying amounts. That is, if the minority interest does not change and if in substance the only assets of the combined entity after the exchange are those of the partially owned affiliate prior to the exchange, a change in ownership has not taken place, and the Share Exchange should be accounted for based on the carrying amounts of the partially owned affiliate's assets and liabilities. SFAS No. 141 indicates that the assets and liabilities transferred in such an exchange of shares should be accounted for at existing carrying amounts.

                However, since the Company and SKI account for similar assets and liabilities using same accounting methods, no change in accounting method should be applied retroactively, and financial statements presented for prior periods need not be restated.

                When the manner similar to pooling of interests method is used, it is necessary to present the financial position and results of operations of the Company and SKI as if they had always been combined. Any difference between the par issued for the Share Exchange and present par on the books of the combinee, SKI, would result in a capital transaction, and would be treated as either an additional capital contribution or a dividend. This would lead to a combination in which the original retained earnings were preserved. Accordingly, since the par issued, United States one dollar, is less than the par of 51% equity interest in SKI, Rmb 5,100 on the books of the combinee as of January 1, 2000, SKI, the excess of the prior par, Rmb 5,100 over the new par, United States one dollar, was added to the Group's Additional Paid-in Capital.

                During 2000, an additional 44% interest in SKI has been transferred to CYHK at a consideration of Rmb 4,000. However, pursuant to the pooling transaction as described above, the Company would not have to pay for this additional consideration so an additional Rmb 4,000 was added to Additional Paid-in Capital.

Broad Faith Limited

Notes to Combined Financial Statements
Years ended December 31, 2001 and 2002
-------------------------------------------------------------------------------
(amount in thousands)

1.       BASIS OF FINANCIAL STATEMENTS PRESENTATION AND REORGANIZATION
         (Continued)

         a)     Merger under common control

                The accompanying financial statements of the Company have been prepared to illustrate the retrospective effect of the Share Exchange as if the Share Exchange had occurred and the Company had been incorporated at the beginning of the earliest period presented, as of January 1, 2001. By eliminating the effects of intercompany transactions between the Company and SKI in determining the results of operations for the period before the combination, those results will be on substantially the same basis as the results of operations for the period after the date of combination. The effects of intercompany transactions on current assets, current liabilities, revenue, and cost of sales for periods presented and on retained earnings at the beginning of the periods presented have been eliminated to the extent possible. There is no nonrecurring intercompany transaction between the Company and SKI involving long-term assets and liabilities needs to be eliminated. Accordingly, the nature of and effects on earnings per share have not been disclosed.

         b)     Recapitalization

                On December 24, 2002, Industries International Incorporated ("INDI") and the Company reached an agreement in principle to a "public shell merger" under which the Company merged into a non-operating public shell corporation, INDI. As a result, the controlling stockholder of the Company, Mr. Tsui Kit, has actual or effective operating control of the combined company after the transaction while the stockholders of the former public shell continuing only as passive investors ("INDI Agreement").

                Since INDI has no operations and only a minor amount of net assets, such transaction was considered as a capital transaction in substance, rather than business combination and no goodwill is recognized in the transaction. Accordingly, the public shell merger, for accounting purposes, was recorded as a recapitalization of INDI with the Company being the accounting survivor and the operating entity and INDI being the legal survivor.

                The public shell merger was effected by an exchange of stock under which the sole stockholder of the Company, Mr. Tsui Kit would exchange all of the outstanding shares of the Company for 15,003,140 new shares of INDI. INDI would increase the number of authorized shares from 20,000,000 to at least 100,000,000 and would issue an additional 41,260,748 shares to Mr. Tsui Kit (and/or his designees) to complete the merger. As a result of the transaction, the Company would become a wholly owned subsidiary of INDI, and Mr. Tsui Kit (and/or his designees) would become the principal stockholder of INDI owning approximately 92% of the outstanding stock in INDI.

                Pursuant to the term of INDI Agreement, the INDI's current board of directors agreed, subject to compliance with applicable Federal securities law, to take such action as is necessary to enable it to appoint the designees to the board of directors effective immediately following the closing of the INDI Agreement. The designees are: Mr. Tsui Kit, Yu Weijiang, and Xu Zhiyong.

                The merger was finally completed on February 10, 2003.

Broad Faith Limited

Notes to Combined Financial Statements
Years ended December 31, 2001 and 2002
-------------------------------------------------------------------------------
(amount in thousands)

1.       BASIS OF FINANCIAL STATEMENTS PRESENTATION AND REORGANIZATION
         (Continued)

         b)     Recapitalization

                INDI, a Nevada corporation, was incorporated under the laws of the state of Nevada on January 11, 1991. INDI was accepted for quotation on the OTC Bulletin Board on December 7, 2001 and was assigned the trading symbol "INDI". INDI was incorporated with an authorized capital of 20,000,000 shares of common stock, par value United States one cent each. 4,996,860 common stocks were issued and outstanding as of December 31, 2002. Of the 4,996,860 total shares, 3,964,000 outstanding shares are held by a control group.


2.       INVESTMENTS

         Following the Share Exchange described in Note 1(a) above, the Company accounted for the investments in various equity joint ventures and/or body incorporates and marketable securities as if these were investments of the Company at the beginning of the earliest period presented, as of January 1, 2001. The details of the investments are as follows:

         a)     SKI

                SKI was established in the PRC on March 29, 1994 as a sino - foreign equity joint venture and planned to operate for a term of 15 years until March 29, 2009.

                As of January 1, 2001, the equity capital of SKI was Rmb 10,000. As described in Note 1(a) above, CYHK was the registered owner of 95% equity interest in SKI. The remaining 5% equity interests in SKI was owned by Shenzhen Ligaofa Electronic Company Limited ("SLFE", an entity established in PRC).

                SKI acts as an investment holding company of Wondial (see 2 (b) below). During 2001 and 2002, SKI had derived insignificant revenues from the manufacturing and sales of plastic products.

         b)     Wondial

                Wondial was a sino - foreign equity joint venture established in PRC on July 2, 1993 and planned to operate for an initial term of 15 years until July 2, 2008. Prior to the significant changes in the owners and status of Wondial made in 2000 (see below), its equity capital of Rmb 50,000 was 70% owned by SKI and 30% owned by WTI, a company controlled by Mr. Tsui Kit.

                On April 17, 2000, the board of directors of Wondial approved to introduce strategic joint venture partners to Wondial. Accordingly, SKI entered into agreements (the "Disposal Agreements") to transfer 26.695% of its interest in Wondial to the following parties:

         i)     Beijing   Tsinghua   University   Enterprise  Group  ("BTUEG")
                (9.7458%);

         ii)    Lutianhua (Group) Company Limited ("LG") (8.4746%); and

         iii)   Beijing  Zhijin  Science  &  Technology   Investment   Limited
                ("BZSTI") (8.4746%)

Broad Faith Limited

Notes to Combined Financial Statements
Years ended December 31, 2001 and 2002
-------------------------------------------------------------------------------
(amount in thousands)

2.       INVESTMENTS (Continued)

         b) Wondial (Continued)

                At the same time, WTI entered into agreements (the "Acquisition Agreements") to transfer all of its interest in Wondial to the following parties:

         i)       SKI (8.4746%);

         ii)      Huajin  Information   Industry   Investment  Limited  ("HIII")
                  (8.8135%);

         iii)     Shenzhen  Junde   Investment   Development   Limited  ("SJID")
                  (8.4746%); and

         iv)      Shanghai  Sanfeng   Investment   Management  Limited  ("SSIM")
                  (4.2373%)

                According to the Disposal and Acquisition Agreements, the disposition of 16.9492% equity interests to LG and BZSTI and the acquisition of 8.4746% equity interests by SKI were both subject to an option which gave rights to the acquirers to request the sellers to repurchase the shares at an agreeable consideration if Wondial was not able to get its shares listed on the PRC stock market by August 31, 2001.

                On August 15, 2000, the Bureau approved the above transfer of interests and the application for the change of Wondial's status from an equity joint venture to a company with limited liabilities. The operating period of Wondial was then extended to July 2, 2050. Pursuant to a resolution passed by the owners of Wondial on August 30, 2000, Wondial further changed its status to a company limited by shares. The change of status was subsequently approved by the Bureau on September 26, 2000.

                On September 25, 2001, Wondial's plan to get its shares listed was still pending. Accordingly, LG and BZSTI exercised their rights to request SKI to repurchase the shares previously transferred to them. Due to the non-fulfillment of the above-mentioned condition as specified in the Agreements, the disposition of 16.9492% equity interests to LG and BZSTI was not recognized by SKI in both 2000 and 2001. The amount of the sales proceeds of Rmb 44,800 received from LG and BZSTI was treated as other payables in the combined balance sheets.

                In respect of the options granted to LG and BZSTI, they are not indexed to, and settled in, the stock of the combined affiliate, Wondial, because those options are exercisable only if Wondial has an initial public offering before August 31, 2001 and that contingent event is not an observable market or an observable index and the option settlement is not based solely on Wondial's stock but at an agreed consideration. Accordingly, the options are treated as contingent liabilities which will be confirmed only when the future event (that is, the initial public offering) fails to occur. According to the Disposal Agreements, LG and BZSTI have the rights to request SKI to repurchase the shares at a premium (to cover the interest element on the consideration paid in 2000). However, according to the Disposal Agreements, the premiums so calculated are not material and therefore adjustments that might result from the resolution of this matter have not been reflected in the combined financial statements.

Broad Faith Limited

Notes to Combined Financial Statements
Years ended December 31, 2001 and 2002
-------------------------------------------------------------------------------
(amount in thousands)

2.       INVESTMENTS (Continued)

         b)     Wondial (Continued)

                On the other hand, SKI did not exercise the option in respect of the acquisition of 8.4746% interest in Wondial and the acquisition was completed in September 2001. Since SKI acquires shares in Wondial from its controlling stockholder, Mr. Tsui Kit, through WTI, those shares must be recorded at historical cost because it was the transfer among companies under common control. The method of accounting for such transfer of equity interests was similar to pooling of interest method. EITF Issue No. 90-5, "Exchanges of Ownership Interests between Entities under Common Control," defines "historical cost" for substantive operating companies, i.e., Wondial, as the carrying amount of the transferee which in this case would be the carrying amount of the controlling stockholder, i.e., SKI. Any difference between nonstock considerations paid for the assets acquired and the historical cost of such assets to the controlling stockholder would be recorded as a dividend or a capital contribution, as appropriate. Accordingly, the difference between the nonstock consideration exchanged (Rmb 36,800, see
                Note 17 below) and the net carrying value of 8.4746% interest in Wondial (Rmb 11,105) was treated as dividend (Rmb25,695) to the controlling stockholder of both companies (i.e., SKI and WTI), Mr. Tsui Kit.

                As a result of the above-mentioned transactions, for accounting purposes, SKI owned 68.7288% interest in Wondial as of December 31, 2001 and 2002.

                Prior to the granting of the status of incorporated limited company, the Company combined Wondial on the basis that SKI controlled the board of Wondial which decided Wondial's ongoing operations and assets in the ordinary course of business. Upon granting status of incorporated limited company, there were no matters that required unanimous vote of all stockholders of Wondial and the financial and operating decisions were governed by the board of directors of Wondial. According to the new articles of association of Wondial, the composition of the board of directors was determined by the majority stockholdings of Wondial. In effect, the minority stockholders of Wondial had no substantive and participating right in the management and policies of Wondial.

                At present, substantially all of the Group's income was generated in PRC by Wondial which is principally engaged in the design, development, manufacturing and trading of telephone products, such as cordless telephone, videophone and digital communication equipment, etc.

Broad Faith Limited

Notes to Combined Financial Statements
Years ended December 31, 2001 and 2002
-------------------------------------------------------------------------------
(amount in thousands)

3.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Accounting principles
         The combined financial  statements and accompanying notes are presented
         in  Renminbi  and  prepared  in  accordance  with  generally   accepted
         accounting principles in the United States of America ("USGAAP").

         Basis of combination
         The accompanying combined financial statements include the accounts of the following entities, a) the Company; b) SKI; and c) Wondial, because they are companies under the common control of Mr. Tsui Kit. See "Basis of financial statements presentation and reorganization" within Note 1(a) above for more information on the basis of presentation of the combined financial statements.

         All significant intercompany accounts and transactions have been eliminated upon combination.

         Affiliate
         An affiliate is an entity controlled by another entity directly, or indirectly through one or more intermediaries. The term control
         (including the terms controlling, controlled by and under common control with) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting shares, by contract, or otherwise.

         Revenue recognition
         Net sales represent the invoiced value of goods, net of value-added tax ("VAT"), returns and sales incentive. Wondial makes sales to distributors in first-tier distribution channels. These distributors then arrange to sell products to second-tier distribution channels or directly to consumer. These first-tier distributors are generally given privileges to good credit terms but at the same time they are responsible for marketing and repairing the products. The Group generally recognizes product revenue when persuasive evidence of an arrangement exists, delivery has occurred, fee is fixed or determinable, and collectibility is probable. The Group adopts a policy of including handling costs incurred for finished goods, which are not significant, in the sales and marketing expenses. The handling costs for the years ended December 31, 2001 and 2002 were Rmb 483 and Rmb 547, respectively. The Group does not accrue for warranty costs, sales returns and other allowances based on its experience.

         In 2002, Wondial offers a customer ("distributor") a rebate ("sales incentive") of a specified amount of cash consideration that is redeemable only if the customer completes a specified cumulative level of purchases. The Group recognizes the cost of the offer in a systematic and rational manner over the period in which the underlying revenue transactions that qualify the distributor for the sales incentive take place. According to EITF Issue No.01-9, "Accounting for Consideration Given by a Vendor to a Customer (Including a Reseller of the Vendor's Products)", such sales incentive is treated as a reduction of revenue.

         Research and development
         All cost of research and development activities are expensed as incurred.

Broad Faith Limited

Notes to Combined Financial Statements
Years ended December 31, 2001 and 2002
-------------------------------------------------------------------------------
(amount in thousands)


3.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         Advertising and promotion costs
         Advertising and promotion costs are expensed when the advertisement or commercial appears in the selected media. Advertising and promotion expenses for the years ended December 31, 2001 and 2002 were Rmb 13,243 and Rmb 4,107, respectively and are included in sales and marketing expense in the combined statements of operations.

         Income taxes
         Provision for income and other related taxes has been provided in accordance with the tax rates and laws in effect in PRC.

         The Group did not carry on any business and did not maintain any branch office in the United States of America. No provision for withholding or U.S. federal income taxes or tax benefits on the undistributed earnings and / or losses of the Group has been provided as the earnings of the Company, in the opinion of the management, will be reinvested indefinitely.

         Income tax expense is computed based on pre-tax income included in the combined statement of operation. Income taxes have been provided, using the liability method, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and tax bases assets and liabilities and their reported amounts. The tax consequences of those differences are classified as current or non-current based upon the classification of the related assets or liabilities in the combined financial statements.

         Cash equivalents
         Cash equivalents include all highly liquid investments, generally with original maturities of three months or less that are readily convertible to known amount of cash and are so near maturity that they represent insignificant risk of changes in value because of changes in interest rates.

         Marketable equity securities
         Equity securities designated as available-for-sale, whose fair values are readily determinable, are carried at fair value with unrealized gains or losses included are a component of accumulated other comprehensive income. Equity securities classified as trading securities as carried at fair value with unrealized gains or losses included in income. Realized gains and losses are determined on the average cost method and reflected in income.

         Inventories
         All inventories are stated at the lower of monthly weighted average cost or market. Potential losses from obsolete and slow-moving inventories are provided for when identified. Costs of work-in-progress and finished goods are composed of direct materials, direct labor and an attributable portion of manufacturing overheads.

Broad Faith Limited

Notes to Combined Financial Statements
Years ended December 31, 2001 and 2002
-------------------------------------------------------------------------------
(amount in thousands)

3.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         Property, plant and equipment
         Property,   plant  and  equipment  is  stated  at  original  cost  less accumulated depreciation and amortization.

         The cost of an asset comprises its purchase price and any directly attributable costs of bringing the asset to its present working condition and location for its intended use. Expenditures incurred after the assets have been put into operation, such as repairs and maintenance, overhaul and minor renewals and betterments, are normally charged to operating expenses in the period in which they are incurred. In situations where it can be clearly demonstrated that the expenditure has resulted in an increase in the future economic benefits expected to be obtained from the use of the assets, the expenditure is capitalized.

         When assets are sold or retired, their costs and accumulated depreciation are eliminated from the combined financial statements and any gain or loss resulting from their disposal is recognized in the year of disposition as an element of other income, net.

         Depreciation is provided to write off the cost of property, plant and equipment using straight-line method at rates based on their estimated useful lives of assets from the date on which they become fully operational and after taking into account their estimated residual values.

         Accounting for the impairment of long-lived assets
         The long-lived assets held and used by the Group are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable. It is reasonably possible that these assets could become impaired as a result of technology or other industry changes. Determination of recoverability of assets to be held and used is by comparing the carrying amount of an asset to future net undiscounted cash flows to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

         Operating leases
         Leases where substantially all the rewards and risks of ownership of assets remain with the leasing company are accounted for as operating leases. Rental receivables and payables under operating leases are recognized as income and expenses respectively on the straight-line basis over the lease terms.

         Earnings per share
         The basic earnings per share are computed by dividing income available to common stockholders by the weighted-average number of common stocks outstanding as set out in Note 10 below. The computation of diluted earnings per share is same to the computation of basic earnings per share except that the weighted-average number of shares outstanding is adjusted to include estimates of additional shares that would be issued if potentially dilutive common stocks had been issued. In addition, income available to common stockholders is adjusted to include any changes in income or loss that would result from the assumed issuance of the dilutive common stocks. There were no diluted securities outstanding during any of the years.

Broad Faith Limited

Notes to Combined Financial Statements
Years ended December 31, 2001 and 2002
-------------------------------------------------------------------------------
(amount in thousands)


3.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         Foreign currency translation
         The  Group  considers   Renminbi  as  its  functional   currency  as  a
         substantial portion of the Group's business activities are based in Renminbi.

         Transactions in currencies other than functional currency during the year are translated into the functional currency at the applicable rates of exchange prevailing at the time of the transactions. Monetary assets and liabilities denominated in currencies other than functional currency are translated into functional currency at the applicable rates of exchange in effect at the balance sheet date. Exchange gains and losses are dealt with in the combined statement of operation.

         For the convenience of the readers of these combined financial statements, translation of amounts from Renminbi (Rmb) into United States dollars (USD) has been made at the exchange rate of Rmb 1.00 = USD0.12096. No representation is made that the Renminbi amounts could have been or could be converted into the United States dollars at the rates or at any other rates on December 31, 2002.

         Use of estimates
         The preparation of the combined financial statements in conformity with USGAAP requires the Company's management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reported periods. Actual amounts could differ from those estimates. Estimates are used for, but not limited to, the accounting for certain items such as allowance for doubtful accounts, depreciation and amortization, inventory allowance, taxes and contingencies.

         Allowance for doubtful accounts
         The Group provides an allowance for doubtful accounts equal to the estimated uncollectible amounts. The Group's estimate is based on historical collection experience and a review of the current status of trade accounts receivable. It is reasonably possible that the Group's estimate of the allowance for doubtful accounts will change. Accounts receivable are presented net of an allowance for doubtful accounts of Rmb 4,435 as of December 31, 2002.

         Comprehensive income
         The Group has reported all changes in equity during a period in combined financial statements for the period in which they are recognized. Comprehensive income consists of net incomes, the net unrealized gains or losses on available-for-sale marketable securities, foreign currency translation adjustments, minimum pension liability adjustments and unrealized gains and losses on financial instruments qualifying for hedge accounting and is presented in the Combined Statement of Stockholders' Equity and Comprehensive Income. For the Group, such items consist primarily of unrealized gains and losses on marketable equity investments. The Group has disclosed comprehensive income, which encompasses net income in the changes in stockholders' equity.

Broad Faith Limited

Notes to Combined Financial Statements
Years ended December 31, 2001 and 2002
-------------------------------------------------------------------------------
(amount in thousands)


3.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         Related parties
         Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Parties are also considered to be related if they are subject to common control or common significant influence.

         Segment reporting
         The Group adopted SFAS No. 131, "Disclosure about Segments of an Enterprise and Related Information". Segment information is disclosed in Note 14 to the combined financial statements.

         Recently issued accounting standards
         On January 1, 2002, the Company adopted SFAS No. 141, "Business Combinations" and SFAS No. 142, "Goodwill and Other Intangible Assets" issued by the Financial Accounting Standards Board ("FASB") in June 2001. SFAS No. 141 requires business combinations initiated after June 30, 2001 to be accounted for using the purchase method of accounting and broadens the criteria for recording intangible assets separately from goodwill. SFAS No. 142, among other things, eliminates the amortization of goodwill and indefinite-lived intangible assets and requires them to be tested for impairment at least annually.

         As described in Notes 1(b) and 18, a recapitalization transaction occurred subsequent to the balance sheet date. Under SFAS No. 141, poolings of interest method is prohibited and all business combinations will be accounted for as purchases, unless the combining entities were under common control prior to the transaction. Purchase accounting is required for all recapitalization transactions and the cost of recapitalization should be measured at the fair market value of the net assets acquired, or the value of the consideration paid, if more apparent. However, if fair market value cannot be determined for the stock of the legal survivor, the acquisition cost is determined based on the fair market value of the issuer's tangible and identifiable intangible net assets, no goodwill should be recognized in the transaction. Moreover, if the parties to the recapitalization transaction are a publicly held shell company and a privately held acquiree, the SEC does not permit recognition of goodwill.

         In June 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations". The SFAS No. 143 addresses accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. This statement is effective for fiscal years beginning after June 15, 2002. The Group is currently assessing the impact of this new standard.

         On January 1, 2002, the Company adopted SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" issued by the FASB in October 2001. SFAS No. 144 addresses financial accounting and reporting for the impairment of long-lived assets and for long lived assets to be disposed of and supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of."

Broad Faith Limited

Notes to Combined Financial Statements
Years ended December 31, 2001 and 2002
-------------------------------------------------------------------------------
(amount in thousands)

3.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         Recently issued accounting standards (Continued)
         During 2000 and 2001, Wondial had acquired some machines of Rmb 71,430 and intended to acquire additional machines from a PRC company (the "Vendor") to set up production lines of advance telephone products. However, since early 2002, Wondial changed its plan not to participate in these advance telephone products and agreed to lease the acquired machines back to the Vendor for a year. Before the end of 2002, at the request of the Vendor, Wondial agreed to sell these machines back to the Vendor at a net book value of Rmb 64,644. The disposal took place in January 2003 and the sales proceed is expected to be settled fully in the third quarter of 2003.

         In accordance with SFAS No. 144, these machines are classified as "held for sale" as they are available for immediate sale and the sale at the balance sheet date. These machines are measured at the current value of the net proceeds to be received from the asset's future sales in 2003 which was negotiated between willing parties, other than at its force or liquidation sales.

         In April 2002, the FASB issued SFAS No. 145,"Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections." SFAS No. 145 updates, clarifies and simplifies existing accounting pronouncements. The Group is required to adopt SFAS No. 145 during the first quarter of 2003. Adoption will not have a material impact on the combined financial statements of the Company. However, SFAS No. 145 could affect how the Company records certain expenses after December 31, 2002.

         In June 2002, the FASB issued SFAS No. 146 "Accounting for Costs Associated with Exit or Disposal Activities". SFAS No. 146 requires that a liability for a cost that is associated with an exit or disposal activity be recognized when the liability is incurred. This standard nullifies the guidance of EITF Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)". Under EITF Issue No. 94-3, an entity recognized a liability for an exit cost on the date that the entity committed itself to an exit plan. Under SFAS No. 146, the FASB concludes that an entity's commitment to an exit plan does not, by itself, create a present obligation to other parties that meets the definition of a liability. SFAS No. 146 also establishes that fair value is the objective for the initial measurement of the liability. SFAS No. 146 will be effective for exit or disposal activities that are initiated after December 31, 2002. Adoption will not have a material impact on the Group's combined financial statements of the Company. However, SFAS No. 146 will affect how the Group recognizes exit costs after December 31, 2002.

         In October 2002, the FASB issued SFAS No. 147, "Acquisitions of Certain Financial Institutions". SFAS No. 147 provides interpretive guidance on the application of all acquisitions of financial institutions, except transactions between two or more mutual enterprises. The Group does not expect that this standard will have any effect on its combined financial statements.

Broad Faith Limited

Notes to Combined Financial Statements
Years ended December 31, 2001 and 2002
-------------------------------------------------------------------------------
(amount in thousands)

3.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         Recently issued accounting standards (Continued)
         In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation--Transition and Disclosure--an amendment of FASB Statement No. 123". This Statement amends SFAS No. 123, "Accounting for Stock-Based Compensation", to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. Certain provisions of SFAS No. 148 are effective for fiscal years ending after December 15, 2002 and other provisions are effective for fiscal years beginning after December 15, 2002. The adoption of SFAS No. 148 will not have a material impact on the Group's combined financial statements.


4.       OPERATING RISKS

         (a)    Concentration of major customers and suppliers

                                                                                          Years ended December 31,
                                                                                       -------------------------------
                                                                                          2001        2002       2002
                                                                                           RMB         RMB        USD
               Major customers with revenues of more than 10% of the Group's sales
                     Sales to major customers                                           42,271      38,908      4,706
                     Percentage of sales                                                  15%         14%        14%
                     Number                                                                  1           1          1
                                                                                       ========    ========    =======

               Major suppliers with purchases of more than 10% of the Group's purchases
                     Purchases from major suppliers                                          -      18,390      2,224
                     Percentage of purchases                                                 -        16%        16%
                     Number                                                                  -           1          1
                                                                                       ========    ========    =======

                Accounts receivable related to the Group's major customer was 10% of all account receivables as of December 31, 2002.

                Credit risk represents the accounting loss that would be recognized at the reporting date if counter parties failed to perform as contracted. Concentrations of credit risk (whether on or off balance sheet) that arise from financial economic characteristics that would cause their ability to meet contractual obligations to be similarly affected by changes in economic or other conditions. The major concentrations of credit risk arise from the Group's account receivables. Even though the Group has, it does not consider itself exposed to significant risk with regards to the related receivable.

Broad Faith Limited

Notes to Combined Financial Statements
Years ended December 31, 2001 and 2002
-------------------------------------------------------------------------------
(amount in thousands)

4.       OPERATING RISKS (Continued)

         (b)    Country risks

                The Group may also be exposed to the risks as a result of its sales operation being related in PRC. These include risks associated with, among others, the political, economic and legal environmental and foreign currency exchange. The Group's results may be adversely affected by change in the political and social conditions in PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things. The Company's management does not believe these risks to be significant. There can be no assurance, however, those changes in political and other conditions will not result in any adverse impact.

         (c)    Cash and time deposits

                The Group maintains its cash balances and investments in time deposits with various banks and financial institutions located in PRC. In common with local practice, such amounts are not insured or otherwise protected should the financial institutions be unable to meet their liabilities. There has been no history of credit losses. There are neither material commitment fees nor compensating balance requirements for all outstanding loans of the Group.

         (d)    Borrowing risk

                As described in Note 9 below, certain bank borrowings were pending further extension. Should the banks not extend the maturity of these borrowings, the Group may need to have other financing arrangement to meet its short-term liquidity requirements. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Group be unable to obtain additional financing. The Group has paid bank interests on schedule and believes that the outstanding bank borrowings will be extended in the near future.


5.       MARKETABLE SECURITIES

         The aggregate cost, gross unrealized losses and fair value pertaining to available-for-sales securities are as follows:


                                                                                                As of December 31,
                                                                                              ------------------------
                                                                                                   2002          2002
                                                                                                    RMB           USD

        Cost                                                                                     12,971         1,569
        Gross unrealized losses                                                                    (368)          (45)
                                                                                              ----------    ----------

        Fair value                                                                               12,603         1,524
                                                                                              ==========    ==========

Broad Faith Limited

Notes to Combined Financial Statements
Years ended December 31, 2001 and 2002
-------------------------------------------------------------------------------
(amount in thousands)

6.       INVENTORIES

         Inventories comprise the follows:

                                                                                                As of December 31,
                                                                                             --------------------------
                                                                                                   2002           2002
                                                                                                    RMB            USD

        Raw materials                                                                            15,796          1,911
        Work-in-progress                                                                          1,131            137
        Finished goods                                                                            2,730            330
                                                                                            ------------    -----------

                                                                                                 19,657          2,378
                                                                                            ============    ===========



7.       PROPERTY, PLANT AND EQUIPMENT, NET

         Property, plant and equipment is summarized as follows:

                                                                   Estimated useful life        As of December 31,
                                                                         (in years)
                                                                                            ---------------------------
                                                                                                  2002            2002
                                                                                                   RMB             USD

        Buildings                                                            35                 28,324           3,426
        Moulds                                                             3 - 5                18,913           2,288
        Plant and machinery                                                5 - 10               21,707           2,625
        Electronic equipment                                                 5                  11,219           1,357
        Motor vehicles                                                     5 - 8                 5,023             608
                                                                                            ------------    -----------

                                                                                                85,186          10,304
        Accumulated depreciation                                                               (32,026)         (3,873)
                                                                                            ------------    -----------

                                                                                                53,160           6,431
                                                                                            ============    ===========

Broad Faith Limited

Notes to Combined Financial Statements
Years ended December 31, 2001 and 2002
-------------------------------------------------------------------------------
(amount in thousands)

8.       BANKING FACILITIES

         The Group had various lines of credit under banking facilities as follows:

                                                                                                As of December 31,
                                                                                            ---------------------------
                                                                                                   2002           2002
                                                                                                    RMB            USD
        Facilities granted
        Committed credit lines                                                                  119,025         14,397
                                                                                            ============    ===========
        Utilized
        Committed credit lines                                                                  115,025         13,913
                                                                                            ============    ===========

        Unutilized facilities
        Committed credit lines                                                                    4,000            484
                                                                                            ============    ===========

         There  are  no  significant   commitment  fees  or   requirements   for
         compensating balances associated with any lines of credit.

         Under the banking facilities arrangements, the Group's banking facilities amounted to Rmb 15,000 as of December 31, 2002 were collateralized by guarantees of a Shenzhen city government sponsored corporation, namely Shenzhen Hi-Tech Investment Company Limited ("SHTI", which assists hi-tech companies in Shenzhen to obtain working capital). Each year, Wondial has to report their financial positions for the year to SHTI which will assess the extent of assistance to Wondial.

         As of December 31, 2002, the short-term loans of Rmb 72,025 were collateralized by pledge of the Group's property at a carrying value of Rmb 12,332, corporate guarantees of SKI, a related company, Wuhan Lixing Power Sources Company Limited ("WLPS") and corporate guarantees provided by SHTI and the sponsor who is responsible for the listing of Wondial's shares in PRC. Details of guarantees with related party were disclosed in Note 15 below.


9.       DEBTS MATURING WITHIN ONE YEAR

         Debts maturing within one year represented mainly short-term bank loans and were summarized as follows:

                                                                   Weighted-average      Outstanding debts maturing
                                                                        interest
                                                                           rates              within one year
                                                                   --------------     ---------------------------------
                                                                               %               RMB                 USD
        As of December 31,
            2002                                                            7.15           115,025              13,913
                                                                   ==============     =============       =============

         Wondial is currently in negotiations with various bankers to further extend Wondial's outstanding bank borrowings of Rmb 46,000 as of December 31, 2002, which have already been falling due. The Group does not anticipate that future borrowings will be limited.

         The interests on amounts borrowed under the various loan agreements are at market rates.

Broad Faith Limited

Notes to Combined Financial Statements
Years ended December 31, 2001 and 2002
-------------------------------------------------------------------------------
(amount in thousands)

10.      EQUITY CAPITAL

         As of December 31, 2002, the authorized capital of the Company is USD50 divided into 50,000 shares of common stock, par value United States one dollar each, with one vote for each share.

         On December 31, 2001, one share of common stock, par value United States one dollar each, was allotted to Mr. Tsui Kit for cash. For the purpose of preparation of these combined financial statements, this share has been treated as issued for all years presented.

         As described in Notes 1 and 18, on November 25, 2002, the Company has entered into a Share Exchange Agreement with its stockholder, Mr. Tsui Kit, trading as CYHK (which was named by Mr. Tsui Kit to be the registered joint venturer of SKI). In exchange for his beneficial interest in SKI, the Company allotted one share of common stock, par value United States one dollar each, to Mr. Tsui Kit. Since the Company and SKI were beneficially owned by the same individual, Mr. Tsui Kit, immediately before and after the combination, the Share Exchange has been accounted for as a reorganization of entities under common control on a historical cost basis in a manner similar to a pooling of interests. On this basis, for the purpose of these combined financial statements, the one share of common stock of the Company issued for this combination has been treated as issued for all years presented. Accordingly, the total issued and outstanding common stocks used in these combined financial statements are two.


11.      DISTRIBUTION OF INCOME

         The Group's income is substantially contributed by Wondial, a limited company incorporated in PRC. Income of Wondial is distributable to its stockholders after transfer to dedicated reserves as required under relevant PRC rules and regulations and Wondial's articles of association.

         Dedicated reserves include statutory surplus reserve and statutory public welfare fund. In accordance with the relevant PRC Companies Law and rules and regulations, Wondial is required to transfer amounts equal to 10% and 5% of its income after taxation to the statutory surplus reserve and statutory public welfare fund respectively.

         Prior to the granting of the status of incorporated limited company on August 15, 2000, Wondial had been a sino - foreign equity joint venture established in PRC. According to Wondial's articles of association, income of Wondial was distributable to its joint venture partners after transfer to general reserve fund and staff welfare fund at the rates determined by Wondial's board of directors. Since its establishment, Wondial transferred 10% and 5% of the after-tax income to the general reserve fund and staff welfare fund respectively every year.

         SKI was also a sino - foreign equity joint venture established in PRC. Income is distributable to its joint venture partners after transfer to general reserve fund and staff welfare fund as governed under relevant Mainland Chinese rules and regulations. Pursuant to SKI's articles of association, the rates and amounts of transfer are determined by the board of directors. During the year ended December 31, 2001, SKI transferred 10% and 5% of its after-tax income to the general reserve fund and staff welfare fund respectively.

Broad Faith Limited

Notes to Combined Financial Statements
Years ended December 31, 2001 and 2002
-------------------------------------------------------------------------------
(amount in thousands)

11.      DISTRIBUTION OF INCOME (Continued)

         The statutory surplus reserve and general reserve fund can only be utilized to offset prior years' losses or for capitalization as paid-in capital, whereas the statutory public welfare fund and staff welfare fund shall be utilized for collective staff welfare benefits such as building of staff quarters or housing. The amounts appropriated to staff welfare fund were charged against income and the related provisions are reflected as accrued liabilities in the combined balance sheets. No distribution of the remaining reserves shall be made other than on liquidation of SKI and/or its affiliate.

         As described in Note 2(b) above, the excess of consideration of Rmb 25,695 for the acquisition of 8.4746% interest in Wondial over the net carrying value of Wondial was treated as dividend to the common control owner, Mr. Tsui Kit. In 2002, the Company's board of directors approved an annual dividend for 2002 of Rmb 25,500 distributed to the stockholder, Mr. Tsui Kit. The said dividends have been charged to retained earnings as of December 31, 2001 and 2002 respectively.


12.      PENSION COSTS

         As stipulated by PRC regulations, the Group maintains a defined contribution retirement plan for all of its employees who are residents of PRC. All retired employees of the Group are entitled to an annual pension equal to their basic annual salary upon retirement. The Group contributed to a state sponsored retirement plan approximately 9% of the basic salary of its employees and has no further obligations for the actual pension payments or post-retirement benefits beyond the annual contributions. The state sponsored retirement plan is responsible for the entire pension obligations payable to all employees.

         The pension expense for the years ended December 31, 2001 and 2002 was Rmb 211 and Rmb 218, respectively.


13.      TAXATION

         The Company and its affiliates are subject to income taxes on an entity basis on income arising in or derived from the tax jurisdictions in which they operate. The Company was incorporated under the International Business Companies Act of the British Virgin Islands and, accordingly, is exempted from payment of the British Virgin Islands income taxes.

         The tax holidays of the Group comprised the following:

         a) Income taxes

                At present, substantially all of the Group's income is generated in PRC by Wondial, an enterprise established in Shenzhen, Special Economic Zone and is subject to PRC income taxes at a rate of 15%. Wondial, being a hi-tech enterprise whose operating period is more than 10 years, is entitled to be exempted from income tax for two years starting from the first profit making year, January 1, 1997, and is then subject to a 50% reduction in income tax for the following eight years. The tax holiday of the full exemption of income tax expired on January 1, 1999. Starting from January 1, 1999, Wondial enjoyed a 50% reduction in income tax until 2006. If the tax holiday of the income tax had not existed, the Group's income tax expenses would have been increased by approximately Rmb 2,504 Rmb 2,821 for the years ended December 31, 2001 and 2002. Basic earnings per common stock share would have been decreased by approximately Rmb 1,252 and Rmb 1,411 for the year ended December 31, 2001 and 2002 respectively.

Broad Faith Limited

Notes to Combined Financial Statements
Years ended December 31, 2001 and 2002
-------------------------------------------------------------------------------
(amount in thousands)

13.      TAXATION (Continued)

         b)     VAT

                Generally, any sales made in PRC are subject to PRC value-added tax at a rate of 17% ("output VAT"). Such output VAT is payable after offsetting VAT paid by the Group on purchases ("input VAT"). Under the preferential policy in Shenzhen, any products produced and sold within the Shenzhen is exempted from VAT. Upon verification by Shenzhen National Tax Bureau on an annual basis, the sales proportion exempt from VAT under such preferential policy for 2001 and 2002 was 56% and 36%. If such tax holiday had not existed, the Group would have an additional VAT payable of approximately Rmb 16,971 and Rmb 13,916 for the years ended December 31, 2001 and 2002, respectively. Basic and diluted earnings per common stock would have been decreased by approximately Rmb 8,486 and Rmb 6,958 for the years ended December 31, 2001 and 2002, respectively.

                Income tax expense is comprised of the following:

                                                                                        Years ended December 31,
                                                                                   ------------------------------------
                                                                                      2001          2002          2002
                                                                                       RMB           RMB           USD

               Current tax                                                           2,504         2,820           341
               Deferred tax                                                              -             -             -
                                                                                   --------     ---------    ----------

               Income tax expenses                                                   2,504         2,820           341
                                                                                   ========     =========    ==========

                The reconciliation of PRC statutory income to the effective income tax rate based on income stated in the statements of operations is as follows:

                                                                                           Years ended December 31,
                                                                                       --------------------------------
                                                                                            2001              2002
                                                                                             %                  %

               Statutory rate                                                               15.0                15.0
               Effect of tax holiday                                                        (7.5)               (7.5)
               Non-taxable activities                                                       (0.3)               (1.8)
               Non-deductible activities                                                     0.3                 2.2
                                                                                       -------------       ------------

               Effective tax rate                                                            7.5                 7.9
                                                                                       =============       ============

Broad Faith Limited

Notes to Combined Financial Statements
Years ended December 31, 2001 and 2002
-------------------------------------------------------------------------------
(amount in thousands)

13.      TAXATION (Continued)

         b)     VAT (Continued)

                Taxation payable is comprised of the following:


                                                                                                   As of December 31,
                                                                                               ------------------------
                                                                                                   2002           2002
                                                                                                    RMB            USD

              PRC value-added tax                                                                 8,414          1,018
              PRC income tax                                                                        212             26
              PRC other taxes                                                                        43              5
                                                                                               ---------     ----------

                                                                                                  8,669          1,049
                                                                                               =========     ==========


14.      REPORT ON SEGMENT INFORMATION

         The Group adopted SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information", in respect of its operating segments. The Group's income is substantially contributed by Wondial, which operates in a single business segment that includes the design, development, and manufacturing and trading of telephone products. Its products are only sold to PRC distributors so no geographical segment information is presented.


15.      RELATED PARTY TRANSACTIONS

        Name and relationship of related parties

        Name                                                     Relationship with the Company
        ----                                                     -----------------------------
        SLFE                                                     Joint venturer of the SKI and under control of
                                                                     cousin and mother of Tsui Kit
        WTI                                                      Under common control of Tsui Kit
        Lisun Power International Ltd ("LPI")                    Under common control of Tsui Kit
        WLPS                                                     Under common control of Tsui Kit
        Wuhan Lixing (Torch) Power Sources Company Limited       Under common control of Tsui Kit
            ("WLTPS")
        Tsui Kit                                                 Stockholder and director of the Company
        BTUEG                                                    Stockholder of Wondial
        Yu Weijiang                                              Brother-in-law of Tsui Kit
        Xu Dong                                                  Sister of Tsui Kit
        Xu Zhiyong                                               Brother of Tsui Kit
        Zhang Ernong                                             General manager of Wondial

Broad Faith Limited

Notes to Combined Financial Statements
Years ended December 31, 2001 and 2002
-------------------------------------------------------------------------------
(amount in thousands)

15.      RELATED PARTY TRANSACTIONS (Continued)

         Summary of related party transactions

                                                                                                As of December 31,
                                                                                            ---------------------------
                                                                                                 2002             2002
                                                                                                  RMB              USD
        Due from related parties (Note (i))
        SLFE                                                                                    4,769              577
        BTUEG                                                                                   9,200            1,113
        LPI                                                                                    30,144            3,646
                                                                                            ----------      -----------

                                                                                               44,113            5,336
                                                                                            ==========      ===========


        Due from director and employees (Note (i))
        Yu Weijiang                                                                                80               10
        Xu Dong                                                                                    30                4
        Xu Zhiyong                                                                                 30                4
        Zhang Ernong                                                                               44                5
        Other employees                                                                             4                -
                                                                                            ----------      -----------

                                                                                                  188               23
                                                                                            ==========      ===========


        Due to related parties (Note (ii))
        WTI                                                                                       405               49
                                                                                            ==========      ===========


        Due to a director (Note (ii))
        Tsui Kit                                                                                  912              110
                                                                                            ==========      ===========



        Guarantee of short term loans
        WLPS                                                                                   24,405            2,952
                                                                                            ==========      ===========

Broad Faith Limited

Notes to Combined Financial Statements
Years ended December 31, 2001 and 2002
-------------------------------------------------------------------------------
(amount in thousands)

15.      RELATED PARTY TRANSACTIONS (Continued)

         Summary of related party transactions (Continued)

                                                                                      Year ended December 31,
                                                                              -----------------------------------------
                                                                                   2001           2002            2002
                                                                                    RMB            RMB             USD
        Sale of goods
        SLFE                                                                          -         22,928           2,773
                                                                              ==========    ===========    ============


        Purchase of goods and materials for manufacturing
        WLPS                                                                     10,955              -               -
        WLTPS                                                                     3,716            516              62
                                                                              ==========    ===========    ============

         Notes:

         (i) The amounts due from related parties, director and employees represent unsecured advances made to those parties from time to time. These amounts are interest free and repayable on demand.

         (ii) The amounts due to director and related parties represent unsecured advances made from those parties from time to time. These amounts are interest free and repayable on demand.

         (iii) Pursuant to an agreement entered into between Mr. Tsui Kit and SKI on November 25, 1997, Mr. Tsui Kit disposed of certain properties to SKI at their original purchase costs but he still held the properties as the registered owners. SKI, being beneficial owner of these properties, recorded these properties as its assets.

                  As of December 31, 2002, the change of the registered owners of these properties (with a net carrying value of Rmb 12,121) from Mr. Tsui Kit to SKI was still in progress.


16.      COMMITMENTS

         (a)    Capital commitments

                The outstanding capital commitments of the Group are as follow:

                                                                                             As of December 31,
                                                                                      ---------------------------------
                                                                                              2002                2002
                                                                                               RMB                 USD

               Acquisition of moulds and other machinery                                       197                  24
                                                                                      =============       =============

Broad Faith Limited

Notes to Combined Financial Statements
Years ended December 31, 2001 and 2002
-------------------------------------------------------------------------------
(amount in thousands)


16.      COMMITMENTS (Continued)

         (b)    Operating leases

                i) Operating lease expense

                      The Group leases certain staff quarters and offices premises under non-cancelable operating leases. Rental expenses under operating leases were Rmb 2,876 and Rmb 1,908 for the year ended December 31, 2001 and 2002 respectively. There was no capital lease currently in effect.

                      The following table summarizes the approximate future minimum rental payments under non-cancelable operating leases in effect:

                                                                                           As of December 31, 2002
                                                                                       --------------------------------
                                                                                                RMB                USD
                     Year ending December 31

                     2003                                                                       174                 21
                     2004                                                                         -                  -
                     2005                                                                         -                  -
                     2006                                                                         -                  -
                     2007                                                                         -                  -
                     Thereafter                                                                   -                  -
                                                                                       -------------       ------------

                     Total                                                                      174                 21
                                                                                       =============       ============

                ii)   Operating lease income

                      Operating leases arise from the leases for machinery and equipment to various subcontractors and the Vendor (see "Recently issued accounting standards" within Note 3 above for more information on this lease) were entered into prior to December 31, 2001 and the lease terms are generally 12 months.

                      Depreciation expense for assets subject to operating leases is provided primarily on the straight-line method over the estimated useful life of the assets. Depreciation expense relating to machinery and equipment held as investments in operating leases was Rmb 76 and Rmb 7,990 for the years ended December 31, 2001 and 2002 respectively.

Broad Faith Limited

Notes to Combined Financial Statements
Years ended December 31, 2001 and 2002
-------------------------------------------------------------------------------
(amount in thousands)

16.      COMMITMENTS (Continued)

         (b)    Operating leases (Continue)

                ii) Operating lease income (Continued)

                      Investments in operating leases are as follows:

                                                                                             As of December 31,
                                                                                      ---------------------------------
                                                                                             2002                 2002
                                     RMB USD

                     Machinery and equipment                                               15,361                1,858
                     Accumulated depreciation                                              (7,189)               (870)
                                                                                      -------------       -------------

                     Net investment in operating leases                                     8,172                  988
                                                                                      =============       =============

                      Future   minimum   rental   payments  to  be  received  on
                      non-cancelable operating leases are contractually due as follows:

                                                                                          As of December 31, 2002
                                                                                      ---------------------------------
                                                                                               RMB                 USD
                     Year ending December 31

                     2003                                                                      960                 116
                     2004                                                                        -                   -
                     2005                                                                        -                   -
                     2006                                                                        -                   -
                     2007                                                                        -                   -
                     Thereafter                                                                  -                   -
                                                                                      -------------       -------------

                     Total                                                                     960                  21
                                                                                      =============       =============

                      There were no contingent rentals under the respective lease contracts.


17.      NON-CASH TRANSACTIONS

         For the year ended December 31, 2001, the consideration for the acquisition of 8.4746% equity interest in Wondial from WTI amounted to Rmb 36,800 has not been paid and was recorded as due to related party (see also Note 2(b) to the financial statements). As described in Notes 2 and 11, a dividend of Rmb 25,695 as a result of combination under common control was not paid in cash but was charged to retained earnings as of December 31, 2001.

         An annual dividend of Rmb 25,500 for 2002 was not paid in cash but was offset against the amounts due from director, Mr. Tsui Kit as he had been paid in advance.

Broad Faith Limited

Notes to Combined Financial Statements
Years ended December 31, 2001 and 2002
-------------------------------------------------------------------------------
(amount in thousands)

18.      SUBSEQUENT EVENT

         In January 2003, Wondial entered into an agreement to sell back machines to the Vendor for an amount of Rmb 64,644. The disposal took place in January 2003. These machines are classified separately as "held-for-sales" in the combined balance sheet as of December 31, 2002 as described in "Recently issued accounting pronouncements" within Note 3 above.

         As described in Note 1(b) above, pursuant to the INDI Agreement, INDI issued Mr. Tsui Kit 15,003,140 shares of INDI common stock on February 10, 2003 in exchange for all issued and outstanding common stock of the Company. Mr. Tsui Kit then holds 75% of the issued and outstanding common stock of INDI, and thereby controls INDI.